Exhibit 1.01

AGILENT TECHNOLOGIES, INC.

Conflict Minerals Report

For the Year Ended December 31, 2020

This Conflict Minerals Report (the “Report”) of Agilent Technologies, Inc. (“Agilent,” the “Company,” “we,” “us,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting period from January 1, 2020 to December 31, 2020 (“Reporting Year”). The report covers all Agilent majority-owned subsidiaries and variable interest entities that are subject to the Rule.

The Rule imposes certain due diligence and reporting obligations on US Securities and Exchange Commission (“SEC”) registrants whose manufactured products (including products contracted to be made for each registrant) contain “conflict minerals” necessary to the functionality or production of those products.  The Rule defines “conflict minerals” to include cassiterite, columbite-tantalite, gold, wolframite and their derivatives limited to tin, tantalum, tungsten, and gold (collectively referred to as “3TGs”) regardless of their country of origin or whether they are used to finance or benefit armed groups.

Company Overview

Agilent is a leader in life sciences, diagnostics and applied chemical markets. Our company provides laboratories worldwide with instruments, services, consumables, applications and expertise.

Our products that could contain conflict minerals are: liquid chromatography systems; liquid chromatography mass spectrometry systems; gas chromatography systems; gas chromatography mass spectrometry systems; inductively coupled plasma mass spectrometry instruments; atomic absorption instruments; microwave plasma-atomic emission spectrometry instruments; inductively coupled plasma optical emission spectrometry instruments; bioanalytical Instruments, microarray equipment, raman spectrometers and auto stainer, laboratory automation and robotic systems; vacuum pumps and measurement technologies.

Summary of Agilent’s Commitment to Responsible Sourcing

Agilent’s mission is to advance the quality of life and improve the human condition. To support our mission, we are committed to sourcing components and materials from organizations that share our values around human rights, ethics and environmental responsibility. Conflict Minerals is one of our 5 Key Policies. Agilent’s Conflict Minerals Policy is to support the goal of ending violence, human rights violations and environmental devastation in the Covered Countries. To ensure that these messages are easily accessible, Agilent maintains its Corporate Social Responsibility Report for 2018, Powered by Purpose, on its website.

Agilent’s commitment to responsible sourcing of Conflict Minerals will be met when all the 3TGs used in our products are sourced from smelters or refiners that have been confirmed as conformant to or active in a third-party audit of their management systems and sourcing practices approved by the Responsible Minerals Initiative (RMI).

Applicability

Agilent conducts an annual analysis of procurement and manufacturing activities to identify product categories likely to include products that contain conflict minerals.

We conducted reasonable due diligence regarding the source and chain of custody of the conflict minerals in our products. Based on our efforts, we have reason to believe that some of the conflict minerals present in our supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or adjoining countries (collectively the “Covered Countries”). We are unable to determine with assurance the origin of the conflict minerals in our products at this time and therefore cannot exclude the possibility that some conflict minerals may have originated in the DRC or Covered Countries.  For this reason, we are required under the Rule to submit this Conflict Minerals Report (CMR) as an exhibit to Agilent’s Form SD.

Reasonable Country Of Origin Inquiry (RCOI)

Agilent has instituted Conflict Minerals reporting requirements as part of our suppliers’ contractual obligations through the requirement that they abide by the directives in Agilent’s Supplier Code of Conduct.  We expect that these obligations will cascade through our supply chain and that our direct suppliers will extend the same obligations on their suppliers to survey their suppliers.

Agilent typically does not purchase Conflict Minerals directly from mines, smelters or refiners.  Agilent’s supply chain is extensive and complex with many layers of suppliers positioned between us and 3TG raw material smelters or refiners (also known as “SORs.”).

For reporting purposes, we require our relevant direct suppliers to complete the Conflict Minerals Reporting Template (CMRT) designed by the RMI.  Suppliers are instructed to upload their CMRT to a specific website but if they are unable to do so, they are then requested to submit their completed CMRT to us via email.

Design of Due Diligence

Our Due Diligence measures have been designed to conform in all material respects, with the 5-step framework described in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, 2016 (“OECD Guidance”) and the related supplements for 3TG.

The OECD Guidance provides a framework for detailed due diligence to support responsible global supply chain management of minerals and is currently the only internationally recognized framework for raw material due diligence.

The OECD Guidance (including its Supplements) applies to each of the 3TGs and to Agilent as a “downstream company.”

For the reporting year of 2020, we identified 142 direct suppliers whose products could possibly contain 3TG. We had a 75% response rate from them and accepted 47 CMRTs that passed our due diligence criteria.

All RMI smelter information used in this report was downloaded from the RMI website on February 3, 2021.

Due Diligence Framework

In accordance with the Rule, Agilent carried out a Reasonable Country of Origin Inquiry (RCOI) and Due Diligence process to determine the origin of 3TG metals used in its in-scope products.

Agilent has taken the following measures to exercise due diligence on the source and chain of custody of Conflict Minerals in its products for this reporting period.

OECD Step 1: Establish Strong Company Management Systems

Agilent has implemented programs that are in conformance with Step 1 of the OECD Framework.

Responsible Sourcing Policies

•	Established and communicated conflict mineral policy that applies to all direct materials suppliers.
•

Established and communicated Agilent’s Supplier Code of Conduct that includes the requirement to maintain compliance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applies to all suppliers.

Structured Internal Management to Support Supply Chain Due Diligence

•

Established a cross-functional working level team to oversee Agilent’s Conflict Minerals Program.  The working level team includes members of the Legal, Enterprise Regulatory Affairs and Global Supply Chain functions.

•	The CFO was accountable for the implementation of the policy in 2020.
•	Executive management is briefed on a quarterly basis about the results of Agilent’s due diligence efforts before reviewing potential opportunities to improve it and to mitigate risk.

Established a System of Controls and Transparency Over the Mineral Supply Chain

•	Agilent has established a process to identify in-scope suppliers.
•

Agilent has established a supplier-compliance process for its supply chain.  As part of this global process, suppliers receive a written communication regarding our supplier compliance requirements (including those relating to conflict minerals).

•

Agilent has put in place the necessary controls to promote compliance with the SEC Rule.  Controls include, but are not limited to, our Standards of Business Conduct, which outlines expected behaviors for all Agilent employees and contractors and the Agilent Supplier Environmental and Social Responsibility Code of Conduct.

•	Agilent requires direct materials suppliers to report on their source and use of conflict minerals using the RMI Conflict Minerals Reporting Template (CMRT).

Strengthened Engagement with Suppliers

•	The tone of all communications with our suppliers is positive and supportive reflecting Agilent’s values.
•

Agilent’s Conflict Minerals Program Manager has an open-door policy for all suppliers and offered support to suppliers who lacked the knowledge necessary to provide Agilent with a correctly researched and generated CMRT.

•

Agilent’s Supplier Relationship Owners responsible for purchasing products from our suppliers worked directly with their accounts.  If their account’s products contained 3TGs, they were directed to obtain a correctly prepared CMRT. If the account’s products sourced by Agilent did not contain 3TGs, they were requested to submit CMRT to portal or go to portal and answer “I am declaring that the products Agilent sources from my company do not contain 3TG.”

Provided a Company-level Grievance Mechanism

•	Agilent is committed to providing an anonymous grievance reporting mechanism for our employees, suppliers and other stakeholders who may be impacted by our operations.
•	We have put in place multiple mechanisms whereby employees and suppliers can report violations of Agilent’s policies, including an anonymous reporting hotline

OECD Step 2: Identify and Assess Risks in the Supply Chain

Agilent is a member of the RMI.  We use the RMI List of All Operational 3TG Smelters, the RMI Smelter Revision History List, The RMI List of Conformant Smelters and the RMI List of Active Smelters as reference authorities for identifying risk in our supply chain. These online tools are critical inputs to help us identify risk in our supply chain.

We rely on the RMI to determine if smelters and refiners reported by our suppliers are Conformant with Responsible Minerals Assurance Program (RMAP) Conflict-Free management sourcing standards. These audit standards have been developed by the RMI to assess if smelters or refiners have management systems in place to support responsible sourcing practices.

We took the following steps to identify and assess supplier conflict mineral sourcing risk during this reporting year:

•

From mid-September 2020 through December 2020 Agilent’s Supplier Relationship Owner sent emails to these in-scope suppliers explaining the importance to Agilent of correctly surveying our supplier base and requesting that they provide us with their accurately prepared CMRT.

•

Our supplier survey followed OECD Guidance as tailored for Agilent’s role as a downstream company. The CMRT form includes questions regarding the supplier’s raw material due diligence policies and procedures, its practices for engaging with its upstream suppliers, SORs from which its 3TGs were sourced, and the origins of 3TGs contained in its acquired products.

•

We reviewed all supplier CMRT submissions to validate their accuracy and to identify red flags or errors. If issues were identified, a follow-up due diligence email was sent to the supplier requesting assistance on understanding the problem.

We compared the smelters listed by our Suppliers’ in their CMRT Smelter List with the RMI’s List of All Operational 3TG Smelters as of February 3, 2021, maintained on-line by the RMI. CMRTs with smelters or refiners found to not be included in the RMI All Operational 3TG Smelters list were returned to the supplier for corrections.

•

Agilent accepted 48 supplier CMRTs that were used as the basis for generating Agilent’s updated CMRT Version 6.01. Eighty-three percent of responses received provided data at a company or division level. In some cases, based on CMRT responses, we were unable to determine the specific smelters or refiners used for components, material or assemblies supplied to us. Therefore, we are unable to determine whether the conflict minerals reportedly in use by the suppliers were contained in components, parts or assemblies supplied to us.

•	Areas that were at risk were the following:

•	Suppliers that did not respond to our request for their CMRT.
•	Suppliers that did not submit a CMRT but instead provided a declaration letter stating that their products were conflict free.
•	CMRTs that were out of date as indicated by an effective date older than 15 months.
•	Suppliers who provided inconsistent answers.
•	Suppliers who declared that there were 3TGs in their products but did not provide a smelter list or provided an incomplete list.

A due diligence letter was sent to these suppliers requesting them to remediate the problems and re-submit an updated CMRT.

Annex 1 to this report contains a list of confirmed smelters and refiners who were included in the reports submitted by our suppliers.

Step 3 Design and Implement a Strategy to Respond to Identified Risks

Our strategy to respond to identified risks includes a range of measures that form part of our due diligence process. Measures taken by Agilent to design and implement a strategy to respond to identified risks as part the company’s due diligence process include:

•	Reviewing supplier responses to the CMRT and following-up with suppliers to request clarification or more complete responses, where necessary.
•

Mapping suppliers against the smelters that they reported in their CMRT to identify what suppliers must remove non-conformant smelters from our supply chain. If in-scope suppliers identify Smelters within our supply chain that are RMAP Non-conformant, we ask them to encourage these Smelters to participate in the RMAP process.

Step 4: Carry Out Independent Third-Party Audit of Smelter(S) and Refiner(S) Due Diligence Practices

We rely on the RMI to determine if smelters and refiners reported by our suppliers are Conformant with the RMI RMAP responsible conflict-free management sourcing standards.

Step 5: Report Annually on Supply Chain Due Diligence

Agilent complies with this step through this report filing and its related Form SD to the SEC and making it publicly available on the SEC website.

Determination

As we do not directly purchase raw minerals, ores or 3TG metals, we rely on our direct suppliers to gather information about Smelters in our supply chain.

We received CMRT responses for the year ended December 31, 2020 from 48 in-scope suppliers. All RMI reference data and supplier information were based on data received as of February 3, 2021.

Based on supplier responses for the year ended December 31, 2020, we have identified 313 Smelters that are on the RMI list of known Smelters. Of these, 79% were either RMAP Conformant or Active: 235 are certified as RAMP Conformant and 14 are Active. The remaining 64 Smelters were identified as RMAP Non-Conformant.

We will engage with the in-scope suppliers that have identified the Non-conformant Smelters as being within their supply chain to encourage the Smelters to become RMAP Conformant or remove them from the supply chain.

The data provided by suppliers continues to improve with additional Smelter details being included in suppliers’ responses. However, there are still gaps in the information provided where suppliers further down the supply chain have failed to provide details for all components.

Responses from suppliers showed that there are still significant challenges relating to information about the country of origin of 3TG metals, and the Smelters from which 3TG metals were sourced, as this information is often unavailable, incomplete, or potentially erroneous.

Based on the RCOI enquiry and due diligence efforts described above, we have determined that some conflict minerals contained in our in-scope products originated in Covered Countries. As a result of the incompleteness of some suppliers’ responses received so far through our ongoing due diligence program, we are unable to determine the origin of all conflict minerals contained in all our in-scope products. Nonetheless, we have made a reasonable, good-faith effort to collect and evaluate the information concerning Smelters based on the information provided by our suppliers.

We have surveyed our in-scope suppliers in an effort to identify the facilities used to process the 3TG contained in our products. The majority of our 48 suppliers provided a company-level or user-defined CMRT that does not identify the smelters or refiners used for a particular part, component, or business customer. In cases where suppliers provided a part-level report, the identification of the smelters and refiners that support our specific products could not be determined due to lower-tier suppliers reporting on a company basis. Therefore, we are unable to identify with certainty the specific facilities used to process the 3TGs in our products and whether the 3TGs in our products was obtained from recycled or scrap sources.

By comparing our in-scope suppliers’ smelters and refiners lists to the RMI Smelter Database, 313 RMI-validated 3TG smelters and refiners were reported by our in-scope suppliers.

Based on information provided by RMI and our suppliers, Annex 2 contains the Country of Origin list for the RMI conformant smelters and refiners in our supply chain.

Continuous Improvement Efforts to Mitigate Risk

To enhance the due diligence process and further mitigate any risk that conflict minerals used in the company’s products may benefit armed groups, Agilent is taking the following steps:

•

engaging with suppliers (for example, through written communication, meetings and presentations) with the aim of continuously improving the completeness and quality of information provided, particularly in relation to the identification of smelters and refiners and the country of origin of 3TG metals, and in providing CMRT information on smelters and refiners at product level;

•	improve CMRT response completeness from in-scope direct suppliers through Agilent’s review and feedback to those suppliers using the most current SOR information.
•	remain aware of developments in Conflict Minerals due diligence apply that knowledge to Agilent’s risk assessment and mitigation actions.

Annex 1: RMAP Conformant Smelters and Refiners Reported by Suppliers in Agilent’s Supply Chain

Metal	Smelter ID	Smelter Name	Country Location
Gold	CID002763	8853 S.p.A.	ITALY
Gold	CID000015	Advanced Chemical Company	JAPAN
Gold	CID000019	Aida Chemical Industries Co., Ltd.	GERMANY
Gold	CID002560	Al Etihad Gold Refinery DMCC	UZBEKISTAN
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	BRAZIL
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	SWITZERLAND
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	JAPAN
Gold	CID000077	Argor-Heraeus S.A.	CANADA
Gold	CID000082	Asahi Pretec Corp.	UNITED STATES OF AMERICA
Gold	CID000924	Asahi Refining Canada Ltd.	JAPAN
Gold	CID000920	Asahi Refining USA Inc.	TURKEY
Gold	CID000090	Asaka Riken Co., Ltd.	SOUTH AFRICA
Gold	CID002850	AU Traders and Refiners	GERMANY
Gold	CID000113	Aurubis AG	PHILIPPINES
Gold	CID002863	Bangalore Refinery	SWEDEN
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	GERMANY
Gold	CID000157	Boliden AB	COLOMBIA
Gold	CID000176	C. Hafner GmbH + Co. KG	MEXICO
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	INDIA
Gold	CID000189	Cendres + Metaux S.A.	ITALY
Gold	CID000233	Chimet S.p.A.	CHINA
Gold	CID000264	Chugai Mining	GERMANY
Gold	CID000362	DODUCO Contacts and Refining GmbH	KOREA, REPUBLIC OF
Gold	CID000401	Dowa	KOREA, REPUBLIC OF
Gold	CID003195	DS PRETECH Co., Ltd.	JAPAN

Metal	Smelter ID	Smelter Name	Country Location
Gold	CID000359	DSC (Do Sung Corporation)	JAPAN
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	UNITED ARAB EMIRATES
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	ZIMBABWE
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	CID002459	Geib Refining Corporation	CHINA
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	CID000694	Heimerle + Meule GmbH	GERMANY
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	JAPAN
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	ITALY
Gold	CID000814	Istanbul Gold Refinery	INDIA
Gold	CID002765	Italpreziosi	JAPAN
Gold	CID000823	Japan Mint	RUSSIAN FEDERATION
Gold	CID000855	Jiangxi Copper Co., Ltd.	RUSSIAN FEDERATION
Gold	CID000929	JSC Uralelectromed	UNITED ARAB EMIRATES
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	KAZAKHSTAN
Gold	CID000957	Kazzinc	POLAND
Gold	CID000969	Kennecott Utah Copper LLC	JAPAN
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	KOREA, REPUBLIC OF
Gold	CID000981	Kojima Chemicals Co., Ltd.	INDIA
Gold	CID002605	Korea Zinc Co., Ltd.	KYRGYZSTAN
Gold	CID001029	Kyrgyzaltyn JSC	SAUDI ARABIA
Gold	CID002762	L'Orfebre S.A.	KOREA, REPUBLIC OF
Gold	CID001078	LS-NIKKO Copper Inc.	CHINA
Gold	CID000689	LT Metal Ltd.	BRAZIL

Metal	Smelter ID	Smelter Name	Country Location
Gold	CID002606	Marsam Metals	JAPAN
Gold	CID001113	Materion	CHINA
Gold	CID001119	Matsuda Sangyo Co., Ltd.	SINGAPORE
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SWITZERLAND
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	UNITED STATES OF AMERICA
Gold	CID001153	Metalor Technologies S.A.	MEXICO
Gold	CID001157	Metalor USA Refining Corporation	JAPAN
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	JAPAN
Gold	CID001188	Mitsubishi Materials Corporation	INDIA
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	MALAYSIA
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	NEW ZEALAND
Gold	CID001204	Moscow Special Alloys Processing Plant	UZBEKISTAN
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	KOREA, REPUBLIC OF
Gold	CID001236	Navoi Mining and Metallurgical Combinat	JAPAN
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	RUSSIAN FEDERATION
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	RUSSIAN FEDERATION
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	SWITZERLAND
Gold	CID000493	OJSC Novosibirsk Refinery	UNITED STATES OF AMERICA
Gold	CID001352	PAMP S.A.	CHINA
Gold	CID002919	Planta Recuperadora de Metales SpA	INDONESIA
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	SWITZERLAND
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	UNITED STATES OF AMERICA
Gold	CID001498	PX Precinox S.A.	SOUTH AFRICA
Gold	CID001512	Rand Refinery (Pty) Ltd.	NETHERLANDS

Metal	Smelter ID	Smelter Name	Country Location
Gold	CID002582	REMONDIS PMR B.V.	FRANCE
Gold	CID001534	Royal Canadian Mint	UNITED STATES OF AMERICA
Gold	CID002761	SAAMP	ITALY
Gold	CID002973	Safimet S.p.A	INDIA
Gold	CID002290	SAFINA A.S.	KOREA, REPUBLIC OF
Gold	CID001555	Samduck Precious Metals	GERMANY
Gold	CID002777	SAXONIA Edelmetalle GmbH	CHINA
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	CHINA
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	RUSSIAN FEDERATION
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	INDIA
Gold	CID001761	Solar Applied Materials Technology Corp.	LITHUANIA
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	ITALY
Gold	CID002918	SungEel HiMetal Co., Ltd.	JAPAN
Gold	CID002580	T.C.A S.p.A	CHINA
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	CID001938	Tokuriki Honten Co., Ltd.	BELGIUM
Gold	CID002615	TOO Tau-Ken-Altyn	THAILAND
Gold	CID001955	Torecom	BELGIUM
Gold	CID002314	Umicore Precious Metals Thailand	UNITED STATES OF AMERICA
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	SWITZERLAND
Gold	CID001993	United Precious Metal Refining, Inc.	AUSTRALIA
Gold	CID002003	Valcambi S.A.	GERMANY
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	JAPAN

Metal	Smelter ID	Smelter Name	Country Location
Gold	CID002778	WIELAND Edelmetalle GmbH	JAPAN
Gold	CID002100	Yamakin Co., Ltd.	CHINA
Gold	CID002129	Yokohama Metal Co., Ltd.	CHINA
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	CID000092	Asaka Riken Co., Ltd.	UNITED STATES OF AMERICA
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	UNITED STATES OF AMERICA
Tantalum	CID002504	D Block Metals, LLC	CHINA
Tantalum	CID000456	Exotech Inc.	CHINA
Tantalum	CID000460	F&X Electro-Materials Ltd.	JAPAN
Tantalum	CID002505	FIR Metals & Resource Ltd.	UNITED STATES OF AMERICA
Tantalum	CID002558	Global Advanced Metals Aizu	CHINA
Tantalum	CID002557	Global Advanced Metals Boyertown	THAILAND
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	GERMANY
Tantalum	CID002544	H.C. Starck Co., Ltd.	UNITED STATES OF AMERICA
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	JAPAN
Tantalum	CID002548	H.C. Starck Inc.	GERMANY
Tantalum	CID002549	H.C. Starck Ltd.	GERMANY
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	CHINA
Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	CHINA
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	MEXICO
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	BRAZIL
Tantalum	CID002539	KEMET Blue Metals	INDIA

Metal	Smelter ID	Smelter Name	Country Location
Tantalum	CID001076	LSM Brasil S.A.	BRAZIL
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	JAPAN
Tantalum	CID001175	Mineracao Taboca S.A.	CHINA
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	ESTONIA
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	NORTH MACEDONIA
Tantalum	CID001200	NPM Silmet AS	UNITED STATES OF AMERICA
Tantalum	CID002847	PRG Dooel	BRAZIL
Tantalum	CID001508	QuantumClean	RUSSIAN FEDERATION
Tantalum	CID002707	Resind Industria e Comercio Ltda.	JAPAN
Tantalum	CID001769	Solikamsk Magnesium Works OAO	UNITED STATES OF AMERICA
Tantalum	CID001869	Taki Chemical Co., Ltd.	KAZAKHSTAN
Tantalum	CID001891	Telex Metals	CHINA
Tantalum	CID001969	Ulba Metallurgical Plant JSC	CHINA
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	UNITED STATES OF AMERICA
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	VIET NAM
Tin	CID000292	Alpha	CHINA
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	JAPAN
Tin	CID000402	Dowa	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID000438	EM Vinto	POLAND
Tin	CID000468	Fenix Metals	CHINA
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Metal	Smelter ID	Smelter Name	Country Location
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	RWANDA
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	CID003387	Luna Smelter, Ltd.	BRAZIL
Tin	CID003379	Ma'anshan Weitai Tin Co., Ltd.	MALAYSIA
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CID001105	Malaysia Smelting Corporation (MSC)	UNITED STATES OF AMERICA
Tin	CID002500	Melt Metais e Ligas S.A.	BELGIUM
Tin	CID001142	Metallic Resources, Inc.	SPAIN
Tin	CID002773	Metallo Belgium N.V.	BRAZIL
Tin	CID002774	Metallo Spain S.L.U.	PERU
Tin	CID001173	Mineracao Taboca S.A.	JAPAN
Tin	CID001182	Minsur	MALAYSIA
Tin	CID001191	Mitsubishi Materials Corporation	VIET NAM
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	MYANMAR
Tin	CID001337	Operaciones Metalurgicas S.A.	INDIA
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	CID003205	PT Bangka Serumpun	INDONESIA
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	INDONESIA
Tin	CID003381	PT Rajawali Rimba Perkasa	INDONESIA
Tin	CID002593	PT Rajehan Ariq	INDONESIA
Tin	CID001460	PT Refined Bangka Tin	INDONESIA
Tin	CID001477	PT Timah Tbk Kundur	BRAZIL

Metal	Smelter ID	Smelter Name	Country Location
Tin	CID001482	PT Timah Tbk Mentok	TAIWAN, PROVINCE OF CHINA
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL
Tin	CID001539	Rui Da Hung	BRAZIL
Tin	CID001406	Smelter not listed	CHINA
Tin	CID001458	Smelter not listed	INDONESIA
Tin	CID001758	Soft Metais Ltda.	VIET NAM
Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	UNITED STATES OF AMERICA
Tin	CID001898	Thaisarco	VIET NAM
Tin	CID003325	Tin Technology & Refining	BRAZIL
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	CHINA
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	CID002180	Yunnan Tin Company Limited	JAPAN
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	BRAZIL
Tungsten	CID000004	A.L.M.T. Corp.	BRAZIL
Tungsten	CID002833	ACL Metais Eireli	VIET NAM
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	CHINA
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	BRAZIL
Tungsten	CID003401	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	UNITED STATES OF AMERICA
Tungsten	CID000568	Global Tungsten & Powders Corp.	GERMANY
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	GERMANY
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG	CHINA

Metal	Smelter ID	Smelter Name	Country Location
Tungsten	CID002541	H.C. Starck Tungsten GmbH	CHINA
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	RUSSIAN FEDERATION
Tungsten	CID003182	Hunan Litian Tungsten Industry Co., Ltd.	JAPAN
Tungsten	CID002649	Hydrometallurg, JSC	CHINA
Tungsten	CID000825	Japan New Metals Co., Ltd.	CHINA
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	RUSSIAN FEDERATION
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	UNITED STATES OF AMERICA
Tungsten	CID000966	Kennametal Fallon	KOREA, REPUBLIC OF
Tungsten	CID000105	Kennametal Huntsville	TAIWAN, PROVINCE OF CHINA
Tungsten	CID003388	KGETS Co., Ltd.	CHINA
Tungsten	CID003407	Lianyou Metals Co., Ltd.	VIET NAM
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	RUSSIAN FEDERATION
Tungsten	CID002543	Masan Tungsten Chemical LLC (MTC)	UNITED STATES OF AMERICA
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	CID002589	Niagara Refining LLC	PHILIPPINES
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	RUSSIAN FEDERATION
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	AUSTRIA
Tungsten	CID002724	Unecha Refractory metals plant	KOREA, REPUBLIC OF
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	CHINA
Tungsten	CID002843	Woltech Korea Co., Ltd.	CHINA
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	INDONESIA

Annex 2: RMI Active Smelters and Refiners Reported by Suppliers in Agilent’s Supply Chain

Metal	Smelter ID	Smelter Name	Country Location
Gold	CID003421	C.I Metales Procesados Industriales SAS	CANADA
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	CHINA
Tin	CID000448	Estanho de Rondonia S.A.	CHINA
Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CHINA
Tungsten	CID002641	China Molybdenum Co., Ltd.	CHINA
Tungsten	CID003468	Cronimet Brasil Ltda	CHINA
Tungsten	CID003408	JSC "Kirovgrad Hard Alloys Plant"	UNITED STATES OF AMERICA
Tungsten	CID003416	NPP Tyazhmetprom LLC	VIET NAM

Annex 3: Non-Conformant Smelters and Refiners Reported by Suppliers in Agilent’s Supply Chain

Metal	Smelter ID	Smelter Name	Country Location
Gold	CID003421	C.I Metales Procesados Industriales SAS	CANADA
Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	CID003185	African Gold Refinery	UNITED ARAB EMIRATES
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	INDIA
Gold	CID003461	Augmont Enterprises Private Limited	INDIA
Gold	CID000180	Caridad	SWITZERLAND
Gold	CID003382	CGR Metalloys Pvt Ltd.	JAPAN
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	UNITED ARAB EMIRATES
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	CID003348	Dijllah Gold Refinery FZC	JAPAN
Gold	CID002515	Fidelity Printers and Refiners Ltd.	INDIA
Gold	CID002584	Fujairah Gold FZC	UNITED STATES OF AMERICA
Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	GHANA
Gold	CID003186	Gold Coast Refinery	CHINA
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA

Metal	Smelter ID	Smelter Name	Country Location
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	GERMANY
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	CID000778	HwaSeong CJ CO., LTD.	UNITED ARAB EMIRATES
Gold	CID002562	International Precious Metal Refiners	TURKEY
Gold	CID002893	JALAN & Company	CHINA
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JAPAN
Gold	CID002563	Kaloti Precious Metals	KAZAKHSTAN
Gold	CID000956	Kazakhmys Smelting LLC	UNITED STATES OF AMERICA
Gold	CID003463	Kundan Care Products Ltd.	RUSSIAN FEDERATION
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	CHINA
Gold	CID001032	L'azurde Company For Jewelry	CHINA
Gold	CID001056	Lingbao Gold Co., Ltd.	ANDORRA
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	UNITED STATES OF AMERICA
Gold	CID002857	Modeltech Sdn Bhd	RUSSIAN FEDERATION
Gold	CID002282	Morris and Watson	TURKEY
Gold	CID003189	NH Recytech Company	AUSTRIA
Gold	CID002872	Pease & Curren	CHILE
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	RUSSIAN FEDERATION
Gold	CID003324	QG Refining, LLC	CHINA
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CANADA
Gold	CID001546	Sabin Metal Corp.	CZECHIA
Gold	CID002853	Sai Refinery	KOREA, REPUBLIC OF
Gold	CID001562	Samwon Metals Corp.	SPAIN
Gold	CID002525	Shandong Humon Smelting Co., Ltd.	CHINA

Metal	Smelter ID	Smelter Name	Country Location
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	INDIA
Gold	CID002588	Shirpur Gold Refinery Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	CID002527	Smelter not listed
Gold	CID003383	Sovereign Metals	SUDAN
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	JAPAN
Gold	CID002567	Sudan Gold Refinery	KOREA, REPUBLIC OF
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	KAZAKHSTAN
Gold	CID002587	Tony Goetz NV	KOREA, REPUBLIC OF
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	JAPAN
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	CHINA
Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	VIET NAM
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	BRAZIL
Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	CID002858	Modeltech Sdn Bhd	THAILAND
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	PHILIPPINES
Tin	CID003208	Pongpipat Company Limited	INDONESIA
Tin	CID003409	Precious Minerals and Smelting Limited	INDONESIA
Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA
Tin	CID002756	Super Ligas	THAILAND
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CHINA
Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	CID003417	GEM Co., Ltd.	CHINA
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	CHINA
Tin	CID000448	Estanho de Rondonia S.A.	CHINA
Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CHINA
Tungsten	CID002641	China Molybdenum Co., Ltd.	CHINA

Metal	Smelter ID	Smelter Name	Country Location
Tungsten	CID003468	Cronimet Brasil Ltda	CHINA
Tungsten	CID003408	JSC "Kirovgrad Hard Alloys Plant"	UNITED STATES OF AMERICA
Tungsten	CID003416	NPP Tyazhmetprom LLC	VIET NAM
Gold	CID003421	C.I Metales Procesados Industriales SAS	CANADA
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	CHINA
Tin	CID000448	Estanho de Rondonia S.A.	CHINA
Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CHINA
Tungsten	CID002641	China Molybdenum Co., Ltd.	CHINA
Tungsten	CID003468	Cronimet Brasil Ltda	CHINA
Tungsten	CID003408	JSC "Kirovgrad Hard Alloys Plant"	UNITED STATES OF AMERICA
Tungsten	CID003416	NPP Tyazhmetprom LLC	VIET NAM